SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                           Act of 1934
                                         (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]    Preliminary Proxy Statement
[  ]    Confidential, For Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2)
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                       IMMUCELL CORPORATION
 ................................................................................
                         (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
 ................................................................................
        2) Aggregate number of securities to which transaction applies:
 ................................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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        4) Proposed maximum aggregate value of transaction:
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        5) Total fee paid:
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[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid:
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

                              IMMUCELL CORPORATION

                    Notice of Annual Meeting of Stockholders

                                 June 12, 1998


To the Stockholders of ImmuCell Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the "Company") will be held at the DoubleTree Hotel, 1230 Congress Street, Portland, Maine on Friday, June 12, 1998 at 9:00 a.m. for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     2. To consider and act upon a proposal to approve an amendment to the Company's 1989 Stock Option and Incentive Plan increasing the number of shares of the Company's common stock reserved for issuance under such Plan from 290,000 to 340,000 shares.

     3. To take any other action which may properly come before the meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, April 17, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.


                                             By Order of the Board of Directors


                                             MICHAEL F. BRIGHAM, SECRETARY

                                             April 20, 1998



     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

                              IMMUCELL CORPORATION
                               56 Evergreen Drive
                               Portland, ME 04103

                                                                  April 20, 1998

                                PROXY STATEMENT

                      1998 Annual Meeting of Stockholders

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the "Company"), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. on Friday, June 12, 1998 at the DoubleTree Hotel, 1230 Congress Street, Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are first being given or sent to stockholders on or about April 24, 1998. Stockholders who execute proxies may revoke them at any time before exercise thereof. See "OTHER MATTERS", below.


                         VOTING SECURITIES OUTSTANDING

     Only stockholders of record at the close of business on April 17, 1998, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. As of such date, there were 2,428,884 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the Company's common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the inspector of election approved for the meeting.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor. Abstentions may be specified on the proposal to approve the amendment to the Company's 1989 Stock Option and Incentive Plan, but not on the election of directors, and will be counted as present for purposes of this item. Since the amendment to the 1989 Plan requires the approval of the holders of a majority of the shares of the Company's common stock represented at the meeting, abstentions will have the effect of a negative vote. Broker non-votes on this item will be treated as shares not voted and will have no effect on the vote.


                  ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)

     Each of the six persons listed below has been nominated to serve as a director until the next Annual Meeting of the Stockholders and until his successor is chosen and qualified. The nominees for directors receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the six nominees receiving the largest number of votes cast will be elected. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the nominees listed below:

     ANTHONY B. CASHEN (Age: 62, Director Since: 1985) is a member of the Executive and the Compensation and Stock Option Committees of the Company's Board of Directors and is Senior Partner of LAI, an executive recruitment firm. Prior to 1998 this firm was known as Lamalie Amrop International and prior to 1993 it was known as Lamalie Associates, Inc. which, in 1990, merged with Flanagan & Webster, Inc. where Mr. Cashen was President. He is also a director of LBO Capital Corporation, Ajay Sports, Inc. and Taconic Telephone Corporation.

     THOMAS C. HATCH (Age:  44, Officer Since:  October 1991, Director Since:
August 1992) was elected President and Chief Executive Officer of the Company in October 1991 and is a member of the Executive Committee of the Company's Board of Directors. Prior to that, he served as Manager of Commercial Development for the Company since May 1989. Prior to joining the Company, he held various product management and sales positions in the Animal Health and Crop Protection Chemical businesses of the American Cyanamid Company. Prior to that, he had been an Economic Analyst with the U.S. Department of Agriculture in Washington. Mr. Hatch earned his Masters in Business Administration from the University of Virginia in 1984.

     GEORGE W. MASTERS (Age: 57, Director Since: August 1992) has served as the Chairman of the Board of Directors since July 1996 and is a member of the Executive and the Nominating Committees of the Company's Board of Directors. Mr. Masters retired from Seragen, Inc., a biotechnology company, in November 1996 where he held the positions of Vice-Chairman, President and Chief Executive Officer. Mr. Masters currently serves as non-executive Chairman of BioCatalyst Yorkton, Inc., a Canadian venture capital firm. From September 1991 until joining Seragen, he was President and Chief Executive Officer of Verax Corporation, a privately held biotechnology company. From 1989 to 1991, he was President and Chief Executive Officer of Hemosol, Inc., a biopharmaceutical company where he continues his relationship as Vice-Chairman. From 1985 to 1989, he was President of Immunomedics, Inc., a New Jersey-based biopharmaceutical company. In addition, Mr. Masters spent almost twenty years with Warner Lambert with his most senior position being Group President of the worldwide diagnostics business. He currently serves on the Board of Directors of CME Telemetrix where he is Vice-Chairman, Hemosol, Inc., Apollo Biopharmaceutics, CompuCyte, Inc., BioCatalyst Yorkton, Inc., Intelligent Medical Imaging and Xanthon. He is also on the Governing Body of the Biotechnology Industry Organization and Chairman of the Maine Small Enterprise Growth Fund.

     WILLIAM H. MAXWELL, M.D. (Age: 59, Director Since: 1986) is a member of the Compensation and Stock Option, the Audit and the Nominating Committees of the Company's Board of Directors. He has been President of Maxwell, Roediger, Knowland & Kluger, M.D., P.A. since its inception in 1978, working as an otolaryngologist (head and neck surgeon). Dr. Maxwell is also the President and Chief Executive Officer of the Medical Mutual Insurance Company of Maine, a medical liability insurer.

     JOHN R. MCKERNAN, JR. (Age: 48, Director since: 1995) is a member of the Audit and Nominating Committees of the Company's Board of Directors. He is currently Chairman and CEO of McKernan Enterprises, Inc., a consulting company, and of Nottingham Equity, Inc., a merchant banking firm, and is Chairman of Hathaway Holdings Corporation, a clothing manufacturer. Mr. McKernan also serves on the Board of Trustees of the Bear Stearns Mutual Funds and on the Board of Directors of Maine Education Services, International Management and Development, Inc. and Columbia Partners, LLC. He completed his second four-year term as Maine's 70th Governor in early 1995. Before his inauguration as Governor in 1987, he represented Maine's First Congressional District for two terms in the U.S. House of Representatives in Washington, D.C.

     MITCHEL SAYARE, Ph.D. (Age: 50, Director Since: September 1994) is a member of the Compensation and Stock Option and the Audit Committees of the Company's Board of Directors. He joined ImmunoGen Inc., a biotechnology company, ("ImmunoGen") in 1986 as President and Chief Executive Officer and is currently ImmunoGen's Chairman and Chief Executive Officer. From 1982 to 1985 Dr. Sayare was Vice President of Development at Xenogen, Inc., a biotechnology company, and from 1977 to 1982 he was Assistant Professor of Biochemistry at the University of Connecticut. Dr. Sayare serves on the Board of Directors of the Biotechnology Industry Organization ("BIO") and is BIO's Treasurer. He also serves on the Board of Directors of Karamisu, Inc., Public Responsibility in Medicine and the Aero Club of New England and is Vice Chairman of Research!America.

     There is no family relationship between any director or person nominated or chosen by the Company to become a director.

     If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next annual meeting.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held five meetings during 1997 and took action by unanimous written consent on one occasion. Each director attended at least 75 percent of the Board meetings held during the period for which he was a director. The Committees of the Board of Directors are the Executive Committee, the Compensation and Stock Option Committee, the Audit Committee and the Nominating Committee. Each director attended at least 75 percent of the aggregate number of committee meetings held during the period for which he served on such committees, except for Mr. Cashen, who was not able to attend one of the three 1997 meetings of the Compensation and Stock Option Committee. Members of the Board will be elected at the first meeting of the Board following this year's Annual Meeting to serve on the various committees until the next Annual Meeting.

     In the absence of actions by the full Board of Directors, the Executive Committee may exercise, with certain limitations, all of the powers of the Board in the management of the business and affairs of the Company. Its members are: Messrs. Cashen, Hatch and Masters. The Executive Committee met once during 1997. The Board's Compensation and Stock Option Committee reviews and recommends salary, bonus and other benefits for designated members of senior management and reviews and recommends new executive compensation or benefit plans or policies to the Board and is responsible for administering the Company's 1989 Stock Option and Incentive Plan and the 1995 Stock Option Plan for Outside Directors. Its members are: Messrs. Cashen, Maxwell and Sayare. The Compensation and Stock Option Committee held three meetings during 1997. The Audit Committee recommends the engagement of the Company's independent auditors, consults with such auditors with regard to audit plans, and reviews the annual reports of the independent auditors as well as the adequacy of the Company's internal operating procedures and controls. Its members are:
Messrs. Maxwell, McKernan and Sayare. The Audit Committee held two meetings during 1997. The Nominating Committee recommends to the full Board the number of directors to serve on the Board, the criteria for Board membership and nominees for election to the Board. Its members are: Messrs. Masters, Maxwell and McKernan. The Nominating Committee took action by unanimous written consent on one occasion during 1997. The Nominating Committee will consider nominees for director recommended by stockholders as part of the Nominating Committee's periodic review of the size and composition of the Board. Such recommendations may be sent to the Nominating Committee through the Secretary of the Company.

     Under the Company's By-laws, stockholders wishing to formally nominate a person for election as a director at the annual meeting must notify the Secretary of the Company in writing not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days from such anniversary date, the notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such notice must comply with the provisions set forth in the By-laws. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests it in writing. Such requests should be addressed to the Secretary of the Company.

     Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. Effective July 18, 1996, the Board of Directors appointed Mr. Masters to serve the Company as Chairman of the Board of Directors. In consideration of the services to be provided, the Board agreed to compensate Mr. Masters at the rate of $1,000 per month and further agreed to grant him 7,500 stock options at the then current market price of $3.06 per share. In connection therewith, Mr. Masters earned $12,000 in 1997. In accordance with the Company's By-laws, it has always been the Company's policy to reimburse the directors for out-of-pocket expenses, and effective July 23, 1990, the Company adopted a policy to pay a per meeting fee of $750 to each non-employee director for his attendance and service at each Board of Directors' meeting. Effective June 2, 1994, the Company increased this fee to $1,000 per meeting. At times when a director attends a part but not all of a meeting, his compensation is reduced proportionately. Mr. Masters and Dr. Sayare each received $4,000, Mr. McKernan received $3,750, Dr. Maxwell received $3,250 and Mr. Cashen received $3,000 during 1997 for their attendance and services at regular meetings of the Board of Directors. Additionally, Mr. Cashen received $1,000 for services on the Executive Committee rendered for the Company at times other than during the regular meetings of the Board of Directors.

     In February 1995, the Board of Directors adopted the 1995 Stock Option Plan for Outside Directors (the "1995 Plan"), which was approved by the stockholders in June 1995. Under the 1995 Plan, each director who was not an employee of the Company on the date the 1995 Plan was adopted by the Board of Directors (Messrs. Cashen, Masters, Maxwell and Sayare) was automatically granted a non-qualified stock option to purchase 8,000 shares of common stock at a purchase price of $1.25 per share, the fair market value on the day of the grant. One non-employee director who was newly elected to the Board subsequent
to that date   (Mr. McKernan) received an automatic grant of an option to purchase 8,000 shares at a purchase price of $1.94 per share, the fair market value on the day when such director was first elected to the Board by the stockholders. For those outside directors who were serving as such when the 1995 Plan was adopted by the Board of Directors, each option became exercisable as to one-half (1/2) of the shares subject to the option on June 28, 1996 and thereafter as to the remaining one-half (1/2) of the shares after the first business day after the 1997 Annual Meeting of Stockholders. For those directors who are elected as such subsequent to when the 1995 Plan was adopted by the Board of Directors each option shall become exercisable as to one-half (1/2) of the shares subject to the option on the first business day after the Annual Meeting of Stockholders subsequent to the Annual Meeting at which the participant is first elected to the Board of Directors by the shareholders and thereafter as to the remaining one-half (1/2) of the shares on the first business day after the next Annual Meeting of Stockholders, providing service by the holder thereof, as a director of the Company, since the date of the grant of the option has been continuous. The 1995 Plan provides that all options expire no later than five years from the date of grant. On March 31, 1997, options to purchase 4,000 shares of common stock under the 1995 Plan were exercised by one director (Mr. Masters) at the exercise price of $1.25 per share. The Board of Directors originally reserved 64,000 shares of common stock for issuance under the 1995 Plan. As of April 9, 1998, options to purchase an aggregate of 36,000 shares of common stock were outstanding, at exercise prices ranging from $1.25 to $1.94 per share, and an additional 24,000 shares were reserved for future issuance.

     The last sales price of the Company's common stock on April 9, 1998 as reported by The Nasdaq SmallCap Market was $1.81.


                               EXECUTIVE OFFICERS

     The Company's executive officers, who each hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders of the Company and until his successor is chosen and qualified, are as follows:

     MICHAEL F. BRIGHAM (Age: 37, Officer Since: October 1991) was elected Chief Financial Officer and Treasurer of the Company in October 1991 and was appointed Secretary in December 1995. Prior to that, he served as Director of Finance and Administration for the Company since September 1989. Mr. Brigham serves on the Board of Directors of the Biotechnology Association of Maine and of the Maine Center for Innovation in Biotechnology. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his masters in Business Administration from New York University in 1989.

     JOSEPH H. CRABB, Ph.D. (Age 43, Officer Since: March 1996) was elected Vice President of Research and Development of the Company in March 1996. Prior to that, he served as Director of Research and Development for the Company.
Dr. Crabb currently holds a Clinical Assistant Professorship at Tufts University School of Veterinary Medicine and serves on the American Water Works Association's Research Foundation Project Advisory Committees 351 and 492. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

     THOMAS C. HATCH Information concerning the background and experience of Mr. Hatch and the period during which he has served in his current capacity is set forth above under the caption "ELECTION OF THE BOARD OF DIRECTORS (ITEM
1)".

     There is no family relationship between any executive officer or person nominated or chosen by the Company to become an executive officer.

                             EXECUTIVE COMPENSATION

     The following table contains information as to the total compensation paid by the Company for services rendered during each of the three fiscal years ended December 31, 1997, 1996 and 1995 by the person who served as Chief Executive Officer during fiscal year 1997 and each executive officer of the Company that earned a total salary and bonus in excess of $100,000 during fiscal year 1997.



                           Summary Compensation Table

                                Annual Compensation       Long-Term Compensation
                                -------------------       ----------------------
    Name and                                                    Securities
    Principal                                                   Underlying
    Position                Year  Salary($)  Bonus($)(1)       Options(#)(2)
--------------------------------------------------------------------------------
Michael F. Brigham          1997   89,958     15,759                5,436
Chief Financial Officer,    1996   84,409         --               12,000
Treasurer and Secretary     1995   84,666     10,300               11,000

Joseph H. Crabb, Ph.D.(3)   1997   95,286     16,686                5,436
Vice President of Research  1996   85,443         --               12,000
& Development               1995   84,702     16,480               31,000

Thomas C. Hatch             1997  118,569     20,765                   --
President and               1996  111,309         --               22,500
Chief Executive Officer     1995  112,219     27,295                  500


(1) Bonus compensation is reported in this table in the year it is earned regardless of the fiscal year in which it is paid.
(2) Reflects shares of common stock underlying options granted to the named employee.
(3) The 1995 compensation was earned by Dr. Crabb prior to his being appointed an executive officer of the Company in March 1996.




     The table below sets out information on option grants made in 1997 to the executive officers listed in the Summary Compensation Table. No options were granted to Mr. Hatch during 1997.




                       Option Grants in Last Fiscal Year

                               Individual Grants
                        ---------------------------------
                                           % of
                         Number of         Total Options
                         Securities        Granted to
                         Underlying        Employees    Exercise
                         Options Granted   in Fiscal    Price       Expiration
Name                         (#)           Year         ($/Sh)      Date
--------------------------------------------------------------------------------
Michael F. Brigham       (1) 5,436          11.2%        $2.50       12/5/07

Joseph H. Crabb, Ph.D.   (1) 5,436          11.2%        $2.50       12/5/07


(1)   One-third of these options become exercisable on December 5, 1998.   An
      additional one-third become exercisable on December 5, 1999, and the remaining one-third become exercisable on December 5, 2000.



     The table below sets out information on options exercised and outstanding options held by the executive officers listed in the Summary Compensation Table.


       Aggregated Option Exercises and Fiscal Year-End Option Value Table

                                         Number of
                                         Securities            Value (1) of
                                         Underlying            Unexercised
                                         Unexercised           In-the-Money
                  Shares                 Options at FY-        Options at
                  Acquired  Value        End (#)               FY-End
                  on Exer-  Realized   -----------------     -----------------
Name              cise (#)  ($)        Exer-     Unexer-     Exer-     Unexer-
                                       cisable   cisable     cisable   cisable
--------------------------------------------------------------------------------

Michael F. Brigham    --     --        50,500    20,936    $ 54,500   $ 5,984

Joseph H. Crabb, Ph.D.--     --        59,833    25,603    $  50,802  $ 7,464

Thomas C. Hatch       --     --       184,966     6,034    $ 239,756  $ 2,953


(1) This value is calculated by determining the difference between the fair market value (defined as the last sales price) of the Company's common stock at fiscal year-end and the exercise price of the options.



Employment Agreements

     In November 1991, the Company entered into an employment agreement with Mr. Brigham pursuant to which Mr. Brigham agreed to serve the Company as Chief Financial Officer and Treasurer. Under the agreement, Mr. Brigham is entitled to receive a minimum annual salary, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company's Board of Directors. This minimum annual salary amount was increased from $85,000 to $87,550 effective February 1997 and to $91,928 effective February 1998. Should the employment of Mr. Brigham be terminated for reasons other than voluntary resignation or termination for just cause, as defined in the agreement, Mr. Brigham is entitled to receive two months' salary, as well as the associated regular employee benefits at the then prevailing levels.

     In November 1991, the Company entered into an employment agreement with Dr. Crabb pursuant to which Dr. Crabb agreed to serve the Company as Director of Research and Development. In March 1996, the Board of Directors promoted Dr. Crabb to the position of Vice President of Research and Development. Under the agreement, Dr. Crabb is entitled to receive a minimum annual salary, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company's Board of Directors. This minimum annual salary amount was increased from $90,000 to $92,700 effective February 1997, and to $97,335 effective February 1998. Should the employment of Dr. Crabb be terminated for reasons other than voluntary resignation or termination for just cause, as defined in the agreement, Dr. Crabb is entitled to receive four months' salary, as well as the associated regular employee benefits at the then prevailing levels.

     In November 1991, the Company entered into an employment agreement with Mr. Hatch pursuant to which Mr. Hatch agreed to serve the Company as President and Chief Executive Officer. Under the agreement, Mr. Hatch is entitled to receive a minimum annual salary, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company's Board of Directors. This minimum annual salary amount was increased from $112,000 to $115,360 effective February 1997 and to $121,128 effective February 1998. Should the employment of Mr. Hatch be terminated for reasons other than voluntary resignation or termination for just cause, as defined in the agreement, Mr. Hatch is entitled to receive three months' salary, as well as the associated regular employee benefits at the then prevailing levels.

Indemnification Agreements

     The Company has entered into indemnification agreements with its directors and executive officers in the form approved by the stockholders at the 1989 Annual Meeting. The agreements include procedures for reimbursement by the Company of liabilities and expenses which may be incurred in connection with service as a director or officer. The Company also expects to enter into indemnification agreements with individuals who become directors in the future, as well as such officers of the Company as the Board of Directors may from time to time determine.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's common stock at April 9, 1998 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock, (ii) each of the Company's directors and nominees, (iii) each of the Company's executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group:




                                    Shares of the            Percent of the
                               Company's Common Stock    Company's Common Stock
Name of Beneficial Owner        Beneficially Owned (1)     Beneficially Owned
--------------------------------------------------------------------------------
Michael F. Brigham (2)........        86,776                     3.5%
Anthony B. Cashen (3).........        33,776                     1.4%
Joseph H. Crabb, Ph.D(4)......        67,273                     2.7%
Thomas C. Hatch (5)...........       204,418                     7.8%
George W. Masters (6).........        43,726                     1.8%
William H. Maxwell, M.D.(3)...        11,065                       *
John R. McKernan, Jr.(3)......        17,888                       *
Mitchel Sayare, Ph.D. (3).....        21,476                       *
Directors and executive officers
  as a Group (8 persons)(7)...       486,397                    17.5%
Lindsay A. Rosenwald, M.D.(8).       258,300                    10.6%
Jonathan E. Rothschild (9)....       127,200                     5.2%
Frank E. Ruch, Jr., Ph.D.(10).       150,787                     6.2%




*Ownership percentage is less than 1%

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes of this table.
(2) Includes 50,500 shares of common stock covered by stock options which are currently exercisable and an additional 4,000 shares of common stock covered by stock options which will become exercisable on June 5, 1998.
(3) Includes 8,000 shares of common stock covered by stock options which are currently exercisable.
(4) Includes 59,833 shares of common stock covered by stock options which are currently exercisable and an additional 4,000 shares of common stock covered by stock options which will become exercisable on June 5, 1998.
(5) Includes 184,966 shares of common stock covered by stock options which are currently exercisable and an additional 1,667 shares of common stock covered by stock options which will become exercisable on June 5, 1998. The address for Mr. Hatch is c/o ImmuCell Corporation, 56 Evergreen
      Drive, Portland, ME 04103.
(6) Includes 6,500 shares of common stock covered by stock options which are currently exercisable and 23,026 shares of common stock held by Patricia
      A. Masters, the wife of George W. Masters.
(7) Includes 345,965 shares of common stock covered by stock options which are currently exercisable.
(8) Based on information contained in Amendment No. 3 to Schedule 13D filed with the Securities and Exchange Commission on or about March 30, 1998 on behalf of each of Dr. Lindsay A. Rosenwald, Paramount Capital Asset Management, Inc., Aries Domestic Fund, L.P. and The Aries Trust, in which Dr. Rosenwald and Paramount Capital Asset Management, Inc. each reported shared voting and dispositive power with respect to these 258,300 shares. Aries Domestic Fund reported shared voting and dispositive power with respect to 121,550 of such shares, and the Aries Trust reported shared voting and dispositive power with respect to 136,750 of such shares. The address of each of Dr. Rosenwald and Paramount Capital Asset Management, Inc. is 787 Seventh Avenue New York, NY 10019.
(9) Includes 38,800 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild and 5,300 shares of common stock held in Arterio, Inc.'s Profit Sharing Plan. The address of Mr. Rothschild is
      111 Briney Avenue #2509 Pompano Beach, FL 33062.
(10)  The address of Dr. Ruch is 159 Foreside Road, Falmouth, ME 04105.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 31, 1997, the Company sold an aggregate of 80,820 shares of common stock in a private placement transaction to seven individuals, including certain directors and an executive officer of the Company, at a purchase price of $2.32 per share, for an aggregate consideration of $187,502. The sales were exempt from registration under the Securities Act of 1933, as amended ("Act"), pursuant to Rule 506 of Regulation D under the Act. The purchasers, and the number of shares purchased by each such purchaser, were as follows:
John R. McKernan, Jr. (5,388 shares); F. Donald Brigham, Jr. (10,776 shares); Mitchell Sayare (10,776 shares); Patricia A. Masters (10,776 shares); Michael
F. Brigham (10,776 shares); Anthony B. Cashen (10,776 shares) and Craig Howell (21,552 shares). Messrs. McKernan, Sayare and Cashen are directors of the Company, Ms. Masters is the wife of George W. Masters, also a director, Michael
F. Brigham is an executive officer of the Company and F. Donald Brigham, Jr. is the father of Michael F. Brigham. The private placement transaction was undertaken to ensure that the stockholders' equity of the Company as of December 31, 1997 would be above the $2,000,000 minimum required by the Nasdaq Small Cap Market for continued listing of the Company's common stock as of such date.


                 APPROVAL OF AN AMENDMENT TO THE CORPORATION'S
        1989 STOCK OPTION AND INCENTIVE PLAN (THE "1989 PLAN") (ITEM 2)

     In March 1998, the Board of Directors approved an amendment to the 1989 Plan to increase the number of shares of the Company's common stock reserved for issuance under the 1989 Plan by 50,000 shares from 290,000 to 340,000 shares, subject to approval by the stockholders of the Company. As of April 9, 1998, there were no shares of common stock available for grant under the 1989 Plan. Management believes that the reservation of 50,000 additional shares of common stock for the 1989 Plan is advisable in order to effectively attract and maintain key employees in the future.

     In March 1989, the Board of Directors adopted the 1989 Stock Option and Incentive Plan, which was approved by the stockholders in May 1989. In August 1992, the stockholders approved an amendment to the 1989 Plan increasing the number of shares of the Company's common stock reserved for issuance under the 1989 Plan by 100,000 shares from 90,000 to 190,000 shares. In June 1994, the stockholders approved a further amendment to the 1989 Plan increasing the number of shares of the Company's common stock reserved for issuance under the 1989 Plan by 100,000 shares from 190,000 to 290,000 shares. Only employees (including executive officers and employee directors) of the Company and such other individuals providing services to the Company as selected by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") are eligible to participate in the 1989 Plan. Currently, approximately twenty-two (22) employees are eligible for participation. The 1989 Plan is intended to advance the Company's interests by encouraging certain employees and other individuals providing services to the Company to own stock in the Company and to remain employees or service providers of the Company.
The 1989 Plan allows for the granting of incentive stock options, nonqualified stock options, and stock appreciation rights ("SARs").

     The 1989 Plan is administered by the Committee. The Committee in its discretion selects the key employees and other persons eligible to participate, determines the terms of awards, interprets the 1989 Plan, and makes all other determinations for administering the 1989 Plan.

     The maximum number of shares of the Company's common stock that may currently be issued pursuant to the 1989 Plan is 290,000 shares, subject to change in the event of subsequent stock splits or other capital changes. During 1997, options to purchase an aggregate of 48,667 shares of common stock were granted to all employees and service providers as a group under the 1989 Plan at an average exercise price of $2.48 per share. As of April 9, 1998, options to purchase 240,167 shares were outstanding under the 1989 Plan to 22 employees and service providers, of which options to purchase 130,630 shares were exercisable. In addition, through April 9, 1998, options to purchase 49,833 shares have been exercised under the 1989 Plan.

     During 1997, options to purchase an aggregate of 10,872 shares of common stock were granted to executive officers (5,436 to Mr. Brigham and 5,436 to Dr. Crabb) under the 1989 Plan at an exercise price of $2.50 per share, all of which options are currently outstanding and not exercisable. As of April 9, 1998, options to purchase 41,000 shares were outstanding under the 1989 Plan to Mr. Hatch, the Company's President and Chief Executive Officer, of which options to purchase 34,966 shares were exercisable, and options to purchase 147,872 shares were outstanding under the 1989 Plan to the three executive officers as a group, of which options to purchase 95,299 shares were exercisable. As of April 9, 1998 options to purchase 7,500 shares were outstanding under the 1989 Plan to Mr. Masters, Chairman of the Board of Directors, of which options to purchase 2,500 shares were exercisable. No SARs have been granted to date to any person under the 1989 Plan. The last sales price of the Company's common stock on April 9, 1998 was $1.81 as quoted on The Nasdaq SmallCap Market.

     The 1989 Plan provides that certain of the Stock Options are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. Other Stock Options may be granted as nonqualified Stock Options. Incentive Stock Options will be issued at an option price no less than the fair market value of the Company's common stock on the date of grant (110% of fair market value in the case of 10% stockholders). Nonqualified Stock Options will be issued at an option price equal to no less than 85% of the fair market value of the Company's common stock at the time the option is issued. Exercise of Stock Options will be subject to terms and conditions set by the Committee and set forth in the instrument evidencing the Stock Option. Stock Options may be exercised with either cash or, in the discretion of the Committee, shares of common stock. The date of expiration of the stock option will be fixed by the Committee, but may not be longer than ten years from the date of grant (five years in the case of 10% stockholders). All Stock Options and related SAR's will terminate on the earlier of their expiration date or one year following termination of employment due to disability or death. Upon termination of employment for any reason other than disability or death, all Stock Options and related SARs will expire on the earlier of their expiration date or three months following termination.

     SAR's may be granted in conjunction with all or any part of any Stock Option. SAR's entitle the holder of a Stock Option with respect to which SARs are granted to surrender the Stock Option, or any applicable unexercised portion thereof, and to receive the difference between (i) the fair market value of the shares of common stock subject to the surrendered option at the time the SARs are exercised and (ii) the option price of such shares. The Company, at the sole discretion of the Board, will pay such difference either by delivery of shares of common stock or cash or some combination of common stock and cash. SARs may be exercised at such time or times and to the extent, but only to the extent, that the related Stock Options may be exercised.

     An optionee will not recognize income for Federal income tax purposes upon the grant of an Incentive Stock Option. An optionee will also not recognize income upon the exercise of an Incentive Stock Option; however, the difference between the option price and the fair market value of the stock acquired on the date of exercise will be included in income for purposes of the alternative minimum tax to the extent provided by Section 56(b) (3) of the Code. If no disposition of the stock acquired upon the exercise of the Incentive Stock Option occurs until after more than two years after the Incentive Stock Option was granted and more than one year after the transfer of such stock to the optionee, any gain or loss recognized upon such disposition will be treated as long-term capital gain or loss.

     The disposition of the stock acquired upon the exercise of an Incentive Stock Option within two years after the Incentive Stock Option was granted or within one year after the transfer of the stock to the optionee will be a disqualifying disposition, and the optionee will generally recognize (i) ordinary compensation income for Federal income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of the stock acquired over the option price and (ii) short, mid or long-term capital gain (depending on how long the stock was held) to the extent the stock is disposed of in a sale or taxable exchange at a price in excess of the value of such stock on the date of exercise. If the amount realized by the optionee upon such a disposition is less than the value of the stock on the date of exercise, then the amount of income realized will be all compensation income and will be limited to the excess of the amount realized on the sale or exchange over the option price of the stock.

     As is the case with an Incentive Stock Option, an optionee will not recognize income for Federal income tax purposes upon the grant of a nonqualified Stock Option. However, upon the exercise of a nonqualified Stock Option, an optionee will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss. Upon the exercise of a SAR, an optionee will recognize ordinary compensation income in an amount equal to the cash received or the fair market value of the common stock received.

     The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above. To the extent that an employee recognizes capital gain as described above, the Company will not be entitled to any deduction for Federal income tax purposes.

     The Board recommends that the shareholders vote FOR approval of the amendment to the 1989 Plan. The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting is required to approve the amendment to the 1989 Plan.


                  INTEREST OF CERTAIN PERSONS IN ITEM 2 ABOVE

     The approval of the amendment to the 1989 Plan may benefit Mr. Brigham, Dr. Crabb and Mr. Hatch, executive officers of the Company, because each of them is eligible for grants under the 1989 Plan.


                        INFORMATION CONCERNING AUDITORS

     The Board of Directors of the Company engaged Coopers & Lybrand L.L.P. as the principal accountants to audit the Company's financial statements for each of the fiscal years from 1993 through 1997. The foregoing decisions were recommended by the Audit Committee of the Board of Directors and then approved by the Board. The selection of the auditors to perform the 1998 audit is expected to be made at the first Board meeting following the Annual Meeting on June 12, 1998.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except as follows: Forms 4 for the month of December 1997, reporting the sale of 2,800 shares of the Company's common stock by the Aries Trust, a Cayman Island Trust and the sale of 1,200 shares of the Company's common stock by the Aries Domestic Fund, LP were filed on a delayed basis.


                           EXPENSES AND SOLICITATION

     The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record at the close of business on April 17, 1998.


                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of stockholders of the Company intended to be presented at the 1999 Annual Meeting of stockholders must be received by the Company at its principal place of business no later than December 24, 1998 to be included in the Company's proxy statement and form of proxy relating to that meeting. Certified mail addressed to the Secretary of the Company is advised.


                                 OTHER MATTERS

     The management of the Company does not know of any matter not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote thereat and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder's proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Item 1 and FOR the approval of the amendment to the 1989 Plan detailed in Item 2.


                                          By Order of the Board of Directors



                                          MICHAEL F. BRIGHAM, Secretary
                                          April 20, 1998




A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, ENCLOSED INSIDE A DESCRIPTIVE POCKET COVER, WHICH SERVES AS THE COMPANY'S 1997 ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 1997 FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

                       INVESTOR RELATIONS
                       IMMUCELL CORPORATION
                       56 EVERGREEN DRIVE
                       PORTLAND, ME 04103

                              IMMUCELL CORPORATION


               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                      DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JUNE 12, 1998



KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder(s) of ImmuCell Corporation (the "Company"), do(es) hereby appoint Messrs.
Michael F. Brigham and Thomas C. Hatch, and each of them, true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Hotel, 1230 Congress Street, Portland, Maine on Friday, June 12, 1998 at 9:00 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 20, 1998, the Proxy Statement accompanying the Notice, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.


Said proxies are directed to vote as indicated on the following proposals:



1.   ELECTION OF DIRECTORS:

Nominees:      ANTHONY B. CASHEN, THOMAS C. HATCH, GEORGE W. MASTERS,
               WILLIAM H. MAXWELL, JOHN R. MCKERNAN, JR.  AND MITCHEL SAYARE


FOR all nominees listed above /  /

WITHHOLD AUTHORITY to vote for all nominees listed above /  /


FOR all nominees listed above except that authority is withheld to vote for any nominee whose name is written on the line immediately below:

2. To amend the Company's 1989 Stock Option and Incentive Plan to increase the number of shares of the Company's common stock reserved for issuance under such Plan from 290,000 to 340,000 shares.


    FOR /  /          AGAINST /  /          ABSTAIN /  /



3.  OTHER MATTERS:

To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.


Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 ABOVE AND FOR THE AMENDMENT TO THE 1989 STOCK OPTION AND INCENTIVE PLAN DESCRIBED IN ITEM 2 ABOVE.


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE.


PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN
PERSON. /  /
                     Dated:.............................  1998
                     ...................................
                     ...................................
                     ...................................
                     Signature(s) of Stockholder(s)



Note:     Signature(s) should agree with the name(s) on the stock
certificates. Executors, administrators, trustees, guardians, etc. should so indicate when signing.